UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 28, 2006
CHINA MEDIA GROUP CORPORATION (Exact name of registrant as specified in its charter)
Texas (State or other jurisdiction of incorporation)	000-50431 (Commission File Number)	33-0034926 (IRS Employer Identification No.)
9901 I.H. 10 West, Suite 800, San Antonio, Texas, USA (Address of principal executive offices) 1 - 310 6898859		78230 (Zip Code)
Registrant’s telephone number, including area code
______________________________________________ (Former name or former address, changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the followings provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1-Registrant's  Business  and  Operations

Item  1.01  Entry into a Material Definitive Agreement.

On or about February13, 2006, the Registrant, China Media Group Corporation (“CMG”) entered into a Stock Purchase Agreement with Central Star Holdings Limited (“Central Star”) to place out 4,166,665 shares for US$1,250,000 to Central Star.  The placement will be made in five US$250,000 tranches with the first tranche to be made upon signing the agreement and the remaining four tranches to be paid over 4 successive 2 months periods.  The placement shares will be priced at US$0.30 per share and each share issued will have a warrant attached to buy additional 2 shares in CMG at US$0.30 per share over a one year period commencing from the Option Date.  (Option Date is defined as the earlier of i) one year from the date of the Initial Closing Date (as defined below) and ii) the date of completion of the placement of US$1.25 million.)

For the first tranche, the transaction was completed on February 28, 2006 after the Company received the US$250,000 cash proceeds from the sale of the Stock and agreed to issue 833,333 restricted common stock at a price of US$0.30 per share and to issue warrants, with a one year exercisable period, for the purchase of 1,666,666 Company common shares, at the exercise price of US$0.30 per share.  The placement shares issued are restricted securities within the meaning of Rule 144 under the Securities Act.  These shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available.

The second tranche falls due on April 28, 2006 and Central Star has not taken up the purchase of the second tranche stock as in accordance to the agreement Central Star is not obligated to purchase the second tranche shares unless the average closing price for the 5 days prior to the relevant period end is at least 10% above US$0.30 (“Price Limit”).  However, Central Star has the right, not the obligation, to purchase the second tranche, including the rights to buy additional 2 shares in CMG at US$30 per share over a one year period from the Option Date, prior to the one year anniversary of the Initial Closing Date.

At the date of this report, Central Star has initiated negotiating with the Company on revised terms of the Stock Purchase Agreement to reflect the changes in the market prices and conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Media Group Corporation

(Registrant)

May 4, 2006

Date

/s/ Con Unerkov

Con Unerkov, President

(Signature)*

*Print name and title of the signing officer under his signature.